AMENDMENT TO LEASE AGREEMENT
(2020 Additions to Project)
Number 1

THIS AMENDMENT TO LEASE AGREEMENT, dated as of December 31, 2020, between the GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY (the "Authority>'), a public body corporate and politic and an instrumentality of the City of Gainesville and Hall County, Georgia, duly organized and existing under the Constitution and laws of the State of Georgia, as Lessor, and FOX FACTORY, INC. (the "Lessee"), a California corporation.
WITNESETH:
WHEREAS, the Authority and the Lessee have heretofore entered into a Lease Agreement, dated as of June I. 2020 (said Lease Agreement, as from time to time modified or amended, is herein called the "Lease") relating to the Project (as defined in the Lease); and
WHEREAS, the Authority and the Lessee have now determined that it is necessary to amend the Lease in certain respects to reflect the addition to the Project (as defined in the Lease) the items described in Exhibit 441" hereto; and
NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter contained, the Authority and the Lessee agree to and do hereby amend the Lease, effective as of the date hereof, as follows:
1.Exhibit "C" to the Lease is hereby amended by adding to the definition of the 2020 Project Equipment set forth thereon the items of equipment described on Exhibit "A" to this Amendment to Lease Agreement. All references in the Lease to the 2020 Project Equipment shall hereafter refer to the items of equipment described on Exhibit "A" attached hereto.
2.Project Facility (as defined in the Lease) shall hereafter include any and all improvements and additions to the manufacturing facility located on the Project Facility Site (as defined in the Lease) made by the date hereof.
The Lease shall be deemed to be modified and amended in accordance with the provisions of this Amendment to Lease Agreement and the respective rights, duties and obligations of the Authority and the Lessee under the Lease shall hereafter be determined, exercised and enforced under the Lease subject in all respects to this Amendment to Lease Agreement, and all the terms and conditions of this Amendment to the Lease Agreement shall be part of the terms and conditions of the Lease for any and all purposes.
This Amendment to Lease Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
This Amendment to Lease Agreement may be recorded in the office of the Superior Court of Hall County, or in such other office as may be at the time provided by law as the proper place for such recordation.
All other terms of the Lease shall continue m full force and effect subject to this Amendment to Lease Agreement as set forth herein.
IN WITNESS WHEREOF, the Authority and the Lessee have caused this Amendment to the Lease Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized o11icers as of the 31st day of December, 2020.

GAINESVILLE AND HALL COUNTY
DEVELOPMENT AUTHORITY
By: /s/ Philip Wilheit
Chairman

(SEAL)
Attest:
/s/ T. Treadwell Syfan
Secretary

Signed, sealed and delivered
in the presence of

/s/ Whitney S. Brown
Witness

/s/ Amy C. Stewart
Notary Public
My commission expires: April 26, 2022
(NOTARY SEAL)

FOX FACTORY, INC.
By: /s/ Scott R. Humphrey
Scott R. Humphrey, CFO and Treasurer

Signed, sealed and delivered
in the presence of:

/s/ Lisa Roger
Witness

/s/ Sandra L. Dover
Notary Public
My commission expires: July 15, 2024
(NOTARY SEAL)